Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                             -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                         United Retail Group, Inc.
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                                 Delaware
-----------------------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

                                51-0303670
-----------------------------------------------------------------------------
                    (I.R.S. employer identification no.)

          365 West Passaic Street, Rochelle Park, New Jersey 07662
-----------------------------------------------------------------------------
            (Address of principal executive offices) (Zip code)

                 United Retail Group 1999 Stock Option Plan
                            2000 Non-Plan Option
-----------------------------------------------------------------------------
                         (Full titles of the plans)

                              George R. Remeta
                          365 West Passaic Street
                      Rochelle Park, New Jersey 07662
-----------------------------------------------------------------------------
                  (Name and address of agent for service)

                               (201) 909-2110
-----------------------------------------------------------------------------
        Telephone number, including area code, of agent for service





                           CALCULATION OF REGISTRATION FEE
====================================================================================
                                                Proposed       Proposed
                                                 maximum        maximum
                                                offering       aggregate
  Title of securities        Amount to be         price         offering      Filing
    to be registered          registered         per unit         price        fee
  -------------------        ------------       ---------      ---------      ------
Units, each consisting      230,500 Units       $6.625*        $1,527,063      $403
of one share of Common      issuable under
Stock, $.001 par value      authorized but
per share, and the          unissued 1999
right to purchase one       Stock Option
one-hundredth of a          Plan stock
share of Preferred          options
Stock, $.001 par value
per share ("Units")
Units                       169,500 Units       $9.8776**      $1,674,253      $442
                            issuable under
                            outstanding
                            1999 Stock
                            Option Plan
                            stock options

Units                       2,500 Units           $9.75**         $24,375        $7
                            issuable under                     ----------      ----
                            outstanding
                            2000 Non-Plan
                            Option

Total                       402,500 Units                      $3,225,691      $852
-----                       =============                      ==========      ====

* the average of the high and low prices reported on the NASDAQ National Market System on August 28, 2000
** the average exercise price per Unit




                               402,500 UNITS

                         UNITED RETAIL GROUP, INC.

                          -----------------------


      The 402,500 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a "share of Common Stock") offered hereby are being sold by the Selling Stockholders and are issuable upon the exercise of management stock options in accordance with their terms. See "Selling Stockholders" and "Incorporation of Certain Information by Reference". The Company will not receive any of the proceeds from the sale of the shares offered hereby.

      The Common Stock is quoted on the NASDAQ National Market System under the symbol "URGI".

      SEE "RISK FACTORS" FOR CERTAIN CONDITIONS RELEVANT TO AN INVESTMENT IN SHARES OF COMMON STOCK.



                           -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------------


               The date of this Prospectus is August 31, 2000





                      -------------------------------

                           AVAILABLE INFORMATION


      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The public may read and copy any materials that the Company filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission's Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The domain name of the Commission's Internet site is http://www.sec.gov.

                        ------------------------------

                         INCORPORATION BY REFERENCE

            Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company's Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200, e-mail kcarroll@unitedretail.com).

                      -------------------------------

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                                RISK FACTORS

COMPETITION

      All aspects of the women's retail apparel business are highly competitive. Many of the competitors are units of large national chains that have substantially greater resources than the Company. Management believes that its principal competitors include all major national and regional department stores, specialty retailers (including Lane Bryant, Inc., which is a subsidiary of The Limited, Inc., and which management believes is the largest specialty retailer of large-size women's apparel), discount stores, mail order companies, television shopping channels and the internet. Management believes its merchandise selection, prices, consistency of merchandise quality and fit, and appealing shopping experience emphasizing strong merchandise presentations, together with its experienced management team, management information systems and logistics capabilities, enable it to compete in the marketplace.

EXTERNAL INFLUENCES

      Future results could differ materially from those currently anticipated by the Company due to unforeseeable problems that might arise and possible (i) extreme or unseasonable weather conditions, (ii) miscalculation of fashion trends, (iii) shifting shopping patterns, both within the specialty store sector and in other channels of distribution,
(iv) economic downturns, weakness in overall consumer demand, and variations in the demand for women's fashion apparel, (v) imposition by vendors, or their third-party factors, of more onerous payment terms for domestic merchandise purchases, (vi) acceleration in the rate of business failures and inventory liquidations in the specialty store sector of the women's apparel industry, and (vii) disruptions in the sourcing of merchandise abroad, including (a) political instability and economic distress in South Asia, (b) China's claims to sovereignty over Taiwan, (c) North Korea's claims to sovereignty over South Korea, (d) exchange rate fluctuations, (e) trade sanctions or restrictions, (f) changes in quota and duty regulations, (g) delays in shipping, or (h) increased costs of transportation.

DEPENDENCE ON KEY EXECUTIVE

      The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company, dated November 20, 1998, that expires on August 3, 2003. See "Incorporation of Certain Information by Reference."

IMPACT OF CERTAIN REGISTRATION RIGHTS

      Under a Restated Stockholders' Agreement, dated December 23, 1992 (as amended, the "Restated Stockholders' Agreement"), Limited Direct Associates, L.P. ("LDA") and Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, each has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a combined total of 3,100,000 outstanding shares of Common Stock. In addition, under the Restated Stockholders' Agreement, LDA, Mr. Benaroya, the Management Stockholders and certain other stockholders have the right to participate on a "piggyback" basis in any future registration statements filed by the Company under the Securities Act to effect demand registration rights or to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a "piggyback" basis. See "Incorporation of Certain Information by Reference."

      The Company previously registered for resale under the Securities Act 1,152,272 shares of Common Stock that are issuable pursuant to the exercise of management stock options and 1,655,400 outstanding shares that were issued pursuant to the exercise of management stock options.

      The potential for resales of up to 6,310,172 shares of Common Stock under the registration statement of which this Prospectus is a part, the registration statements for other management stock options and registration statements that may be filed pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a "piggyback" basis in any future registration statements could impair the Company's future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

SHARES ELIGIBLE FOR FUTURE RESALES

      As of July 29, 2000, the Company had outstanding 13,314,033 shares of Common Stock.

      Any shares being resold by an "affiliate" of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an "affiliate" at any time during the 90 days preceding a resale will be subject to the volume and manner of sale limitations in Rule 144 adopted under the Securities Act unless the sale is pursuant to a prospectus filed in accordance with the Securities Act. See "Incorporation of Certain Information by Reference." A person who is not deemed to have been an "affiliate" at any time during the 90 days preceding a resale would be entitled to resell shares that are "restricted securities" under Rule 144 without regard to the volume and manner of sale limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an "affiliate" of the Company.

      Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its "affiliates" are eligible for resale without regard to the volume and manner of sale limitations in Rule 144.

      The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

SHOP @ HOME

      The Company intends to enter a new channel of distribution for its merchandise, internet and catalog sales (collectively, "shop @ home"), in order to expand its customer base and attract more business from its existing customers.

      The Company has operated a test site (www.cloudwalkers.com) for the sale of its Cloudwalkers(R) brand women's shoes on the internet since the third quarter of fiscal 1999. Catalogs for Cloudwalkers(R) have also been tested. Shop @ home sales of Cloudwalkers(R) have not been material.

      Fulfillment of shop @ home sales has been outsourced. There is no assurance that fulfillment services will remain adequate as the volume of shop @ home sales increases.

      The Company plans to launch a site (www.avenue.com) during the second half of fiscal 2000 for the sale of its AVENUE(R) brand apparel and accessories on the internet.

      The Company intends to begin distributing catalogs for AVENUE(R) merchandise in September 2000.

      The Company's shop @ home expenses are expected to increase and there is no assurance of gross profit on shop @ home sales.

      The preceding paragraphs contain forward-looking information under the 1995 Private Securities Litigation Reform Act, which is subject to the uncertainties and other risk factors referred to under the caption "External Factors."

                             EXECUTIVE OFFICES

      The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).

                            PLAN OF DISTRIBUTION

      The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ National Market System through their respective brokers and may also offer shares for resale in private transactions.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The documents listed in (a) through (d) below are incorporated by reference in this Prospectus:

      (a) the Company's Annual Report on Form 10-K for the year ended January 29, 2000 filed with the Commission (including information incorporated therein by reference);

      (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after January 29, 2000;

      (c) the description of the Company's (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

      (d) the 1999 Stock Option Plan, which is attached as the Appendix to the Company's proxy statement on Schedule 14A for its 1999 Annual Meeting of Stockholders.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Change in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

                              USE OF PROCEEDS

      All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

      The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

                          VALIDITY OF COMMON STOCK

      The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 10,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,022 shares of Common Stock for his account.

                                  EXPERTS

      The consolidated balance sheets of the Company as of January 29, 2000 and January 30, 1999 and the related consolidated statements of income, cash flows and stockholders' equity for each of the three fiscal years ended January 29, 2000 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 29, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            SELLING STOCKHOLDERS

      The following table sets forth the beneficial ownership of the Company's Common Stock by each Selling Stockholder, both as of July 31, 2000 and after the resale of the shares of Common Stock offered hereby, and the number of shares available for resale in the offering, whether or not the Selling Stockholder has a present intention to resell. All information was determined in accordance with Rule 13d-3 under the Exchange Act based on information furnished by the Selling Stockholder. No Selling Stockholder owned 1% or more of the outstanding shares of Common Stock of the Company.

                                Number of Shares    Number of Shares      Number of Shares
                                 of Common Stock     of Common Stock       of Common Stock
Name and Title of             Beneficially Owned         Offered for    Beneficially Owned
Selling Stockholder           Before Offering(1)           Resale(2)        After Offering
-------------------           ------------------        ------------    ------------------
Joseph A. Alutto(3)(11)                   13,590               6,000                 7,590
Russell Berrie(3)(11)                     37,000               6,000                31,000
James Broderick(4)                           -0-              10,000                   -0-
Kenneth P. Carroll(5)                     94,022              10,000                84,022
Joseph Ciechanover(3)(12)                  9,000               6,000                 3,000
Julie Daly(6)                             15,200               5,000                10,200
Jeff Fink(7)                                 -0-              20,000                   -0-
Michael Goldstein(3)(13)                   5,100               6,000                   -0-
Jon Grossman(8)                           26,861               5,000                21,861
Ilan Kaufthal(3)(11)(14)                  77,000               6,000                71,000
Vincent P. Langone(3)(11)(15)             45,000               6,000                39,000
Richard W. Rubenstein(3)(16)              16,000               6,000                10,000
Gerald Schleiffer(9)                       2,000              15,000                   -0-
Fredric E. Stern(10)                      39,000               5,000                34,000
                                          ------             -------
Total                                    379,773(17)         112,000
                                         =======             =======
-------------------------

(1) Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms.
(2) Represents all shares issuable to the Selling Stockholder upon the exercise of stock options included in the registration statement of which this Prospectus is a part, whether or not presently vested.
(3)  Non-management members of the Company's Board of Directors.
(4) Vice President - Shop@Home of United Retail Incorporated (a subsidiary of United Retail Group, Inc.)
(5) Senior Vice President - General Counsel of United Retail Group, Inc. Includes the right to purchase 78,000 shares of Common Stock within 60 days.
(6) Vice President - Strategic Planning of United Retail Group, Inc. Consists of the right to purchase 15,200 shares of Common Stock within 60 days.
(7)  Vice President - Real Estate of United Retail Incorporated.
(8) Vice President - Finance of United Retail Group, Inc. Includes the right to purchase 16,000 shares of Common Stock within 60 days.
(9) Vice President - Planning and Distribution of United Retail Incorporated. Consists of the right to purchase 2,000 shares of Common Stock within 60 days.
(10) Vice President - Controller of United Retail Incorporated. Includes the right to purchase 14,000 shares of Common Stock within 60 days.
(11) Includes the right to purchase 12,000 shares of Common Stock within 60 days.
(12) Includes the right to purchase 3,600 shares of Common Stock within 60 days.
(13) Includes the right to purchase 600 shares of Common Stock within 60 days.
(14) Excludes shares held by Bear Stearns & Co. Incorporated, of which Mr. Kaufthal is a Vice Chairman, as to which he disclaims beneficial ownership. The outstanding shares are held jointly with his wife.
(15) Includes 400 shares of Common Stock held by a partnership, as to which Mr. Langone disclaims beneficial ownership.
(16) Includes the right to purchase 15,800 shares of Common Stock within 60 days.
(17) Includes the right to purchase 193,200 shares of Common Stock within 60 days.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

      (a) the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 filed with the Commission (including information incorporated therein by reference);

      (b) all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 29, 2000;

      (c) the description of the Corporation's (i) Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and

      (d) the 1999 Stock Option Plan, which is attached as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 Annual Meeting of Stockholders.

      All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Change in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock being sold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Corporation's Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 65,000 shares of Common Stock under the Restated 1990 Stock Option Plan, 60,000 shares of Common Stock under the Restated 1996 Stock Option Plan and 10,000 shares of Common Stock under the 1999 Stock Option Plan. Mr. Carroll is the beneficiary of retirement trusts that hold 16,022 shares of Common Stock for his account.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

      In the case of an action by or in the right of the corporation,
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

      The By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The By-laws further provide that such indemnification provisions are not exclusive.

      Additionally, the Corporation's Certificate of Incorporation eliminates the personal liability of the Corporation's directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

      The Corporation carries a directors' and officers' insurance policy that provides indemnification to its officers and directors under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

      4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).

      4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
      Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

      5 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

10.   Material Contracts.

      10 Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT")

23.   Consent of Experts and Counsel.

      23.1  Consent of PricewaterhouseCoopers LLP.

      23.2  Consent of Kenneth P. Carroll, Esq. is set forth as part of
      Exhibit 5 above.

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10*                     Stock Appreciation Rights Plan

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Incentive Compensation Program Summary
      10.2                    Amendment, dated December 28, 1999, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT
      10.3                    Amendment, dated January 31, 2000, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated, Cloudwalkers,
                              Inc. and CIT
      13                      Sections of 1999 Annual Report to
                              Stockholders (including report of Independent
                              Accountants) that were incorporated by
                              reference in the Annual Report on Form 10-K

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated October 6, 1999, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT

      The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference.

      The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1.1                  Right of First Refusal Agreement, dated as of
                              September 17, 1999, between the Corporation and Limited Direct Associates, L.P.
      10.1.2                  Right of First Refusal Agreement, dated as of
                              September 17, 1999, between the Corporation and
                              The Limited, Inc./Intimate Brands, Inc.
                              Foundation

      The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      3                       Restated By-Laws of the Corporation

      The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated March 29, 1999, to Financing
                              Agreement among the Corporation, United Retail
                              Incorporated and CIT
      21                      Subsidiaries of the Corporation

      The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and Raphael
                              Benaroya
      10.2*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and George R.
                              Remeta
      10.3*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and Kenneth P.
                              Carroll
      10.4*                   Employment Agreement, dated March 26, 1998,
                              between the Corporation and Carrie
                              Cline-Tunick and amendment thereto

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   1998 Stock Option Agreement, dated May 21,
                              1998, between the Corporation and Raphael
                              Benaroya
      10.2*                   1998 Stock Option Agreement, dated May 21,
                              1998, between the Corporation and George R.
                              Remeta

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Restated Stockholders' Agreement, dated
                              December 23, 1992, between the Corporation
                              and certain of its stockholders and Amendment
                              No. 1, Amendment No. 2 and Amendment No. 3
                              thereto
      10.2                    Private Label Credit Program Agreement, dated
                              January 27, 1998, between the Corporation,
                              United Retail Incorporated and World
                              Financial Network National Bank (Confidential
                              portions have been deleted and filed
                              separately with the Secretary of the
                              Commission)
      10.4*                   Restated 1990 Stock Option Plan as of March
                              6, 1998
      10.5*                   Restated 1990 Stock Option Plan as of May 28,
                              1996
      10.6*                   Restated 1996 Stock Option Plan as of March
                              6, 1998

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated September 15, 1997, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Financing Agreement, dated August 15, 1997,
                              among the Corporation, United Retail
                              Incorporated and CIT
      10.2*                   Amendment No. 1 to Restated Supplemental
                              Retirement Savings Plan

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   Restated Supplemental Retirement Savings Plan

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.3                    Amended and Restated Term Sheet Agreement for
                              Hosiery, dated as of December 29, 1995,
                              between The Avenue, Inc. and American
                              Licensing Group, Inc.

      The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      3.1                     Amended and Restated Certificate of
                              Incorporation of Registrant
      4.1                     Specimen Certificate for Common Stock of
                              Registrant
      10.2.1                  Software License Agreement, dated as of April
                              30, 1989, between The Limited Stores, Inc.
                              and Sizes Unlimited, Inc. (now known as
                              United Retail Incorporated)
      10.2.2                  Amendment to Software License Agreement,
                              dated December 10, 1991
      10.7                    Amended and Restated Gloria Vanderbilt
                              Hosiery Sublicense Agreement, dated as of
                              April 30, 1989, between American Licensing
                              Group, Inc. (Licensee) and Sizes Unlimited,
                              Inc. (Sublicensee)
      10.12                   Amended and Restated Master Affiliate
                              Sublease Agreement, dated as of July 17,
                              1989, among Lane Bryant, Inc., Lerner Stores,
                              Inc. (Landlord) and Sizes Unlimited, Inc.
                              (Tenant) and Amendment thereto, dated July
                              17, 1989
      10.38                   Management Services Agreement, dated August
                              26, 1989, between American Licensing Group,
                              Inc. and American Licensing Group, L.P.
                              ("ALGLP")
      10.39                   First Refusal Agreement, dated as of August
                              31, 1989, between the Corporation and ALGLP
--------------------

       *A compensatory plan for the benefit of the Corporation's management or a management contract.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Corporation hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey, on the 31st day of August, 2000.


                                UNITED RETAIL GROUP, INC.
                                (Registrant)


                                By: /s/ Raphael Benaroya
                                    ________________________________________
                                    Raphael Benaroya, Chairman of the Board,
                                    President and Chief Executive Officer



                             POWER OF ATTORNEY

      Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Raphael Benaroya and George R. Remeta, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 31st day of August, 2000.


SIGNATURE                       TITLE
---------                       -----


/s/ Raphael Benaroya            Chairman of the Board, President, Chief
_________________________       Executive Officer and Director
Raphael Benaroya


/s/ George R. Remeta            Vice Chairman of the Board, Chief
_________________________       Administrative Officer, Secretary and
George R. Remeta                Director


/s/ Jon Grossman                Vice President-Finance and Chief Accounting
_________________________       Officer
Jon Grossman


_________________________       Director
Joseph A. Alutto


/s/ Russell Berrie
_________________________       Director
Russell Berrie


/s/ Joseph Ciechanover
_________________________       Director
Joseph Ciechanover


/s/ Michael Goldstein
_________________________       Director
Michael Goldstein


/s/ Ilan Kaufthal               Director
_________________________
Ilan Kaufthal


_________________________       Director
Vincent P. Langone


/s/ Richard W. Rubenstein       Director
_________________________
Richard W. Rubenstein




                                EXHIBIT LIST

      The following exhibits are filed as a part of this registration statement:

4.  Instruments Defining the Rights of Security Holders.

      4.1 Articles FOURTH and SIXTH of the Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Form S-1 Registration Statement (Registration Number 33-44499)).

      4.2 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
      Exhibit 3 to the Corporation's Current Report on Form 8-K, filed September 23, 1999).

5.  Opinion re Legality.

      5 Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder.

10. Material Contracts.

      10 Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/ Business Credit, Inc. as, Agent and Lender (`CIT")

23.  Consent of Experts and Counsel.

      23.1  Consent of PricewaterhouseCoopers LLP.

      23.2  Consent of Kenneth P. Carroll, Esq. is set forth as part of
      Exhibit 5 above.

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended April 29, 2000 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10*                     Stock Appreciation Rights Plan

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Incentive Compensation Program Summary
      10.2                    Amendment, dated December 28, 1999, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT
      10.3                    Amendment, dated January 31, 2000, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated, Cloudwalkers,
                              Inc. and CIT
      13                      Sections of 1999 Annual Report to
                              Stockholders (including report of Independent
                              Accountants) that were incorporated by
                              reference in the Annual Report on Form 10-K

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated October 6, 1999, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT

      The promissory note, dated November 18, 1999, from Raphael Benaroya to the Corporation filed as the exhibit to Mr. Benaroya's Schedule 13D, dated November 18, 1999, is incorporated herein by reference.

      The following exhibits to the Corporation's Current Report on Form 8-K, filed September 23, 1999, are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1.1                  Right of First Refusal Agreement, dated as of
                              September 17, 1999, between the Corporation and Limited Direct Associates, L.P.
      10.1.2                  Right of First Refusal Agreement, dated as of
                              September 17, 1999, between the Corporation and The Limited, Inc./Intimate Brands, Inc.
                              Foundation

      The following exhibit to the Corporation's Current Report on Form 8-K, filed September 17, 1999, is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      3                       Restated By-Laws of the Corporation

      The stockholders' rights plan filed as the exhibit to the Corporation's Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 30, 1999 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated March 29, 1999, to Financing
                              Agreement among the Corporation, United
                              Retail Incorporated and CIT
      21                      Subsidiaries of the Corporation

      The 1999 Stock Option Plan set forth as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and Raphael
                              Benaroya
      10.2*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and George R.
                              Remeta
      10.3*                   Employment Agreement, dated November 20,
                              1998, between the Corporation and Kenneth P.
                              Carroll
      10.4*                   Employment Agreement, dated March 26, 1998,
                              between the Corporation and Carrie
                              Cline-Tunick and amendment thereto

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   1998 Stock Option Agreement, dated May 21,
                              1998, between the Corporation and Raphael
                              Benaroya
      10.2*                   1998 Stock Option Agreement, dated May 21,
                              1998, between the Corporation and George R.
                              Remeta

      The following exhibits to the Corporation's Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Restated Stockholders' Agreement, dated
                              December 23, 1992, between the Corporation
                              and certain of its stockholders and Amendment
                              No. 1, Amendment No. 2 and Amendment No. 3
                              thereto
      10.2                    Private Label Credit Program Agreement, dated
                              January 27, 1998, between the Corporation,
                              United Retail Incorporated and World
                              Financial Network National Bank (Confidential
                              portions have been deleted and filed
                              separately with the Secretary of the
                              Commission)
      10.4*                   Restated 1990 Stock Option Plan as of March
                              6, 1998
      10.5*                   Restated 1990 Stock Option Plan as of May 28,
                              1996
      10.6*                   Restated 1996 Stock Option Plan as of March
                              6, 1998

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Amendment, dated September 15, 1997, to
                              Financing Agreement among the Corporation,
                              United Retail Incorporated and CIT

      The following exhibits to the Corporation's Quarterly Report on Form 10-Q for the period ended August 2, 1997 are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1                    Financing Agreement, dated August 15, 1997,
                              among the Corporation, United Retail
                              Incorporated and CIT
      10.2*                   Amendment No. 1 to Restated Supplemental
                              Retirement Savings Plan

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended November 2, 1996 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.1*                   Restated Supplemental Retirement Savings Plan

      The following exhibit to the Corporation's Quarterly Report on Form 10-Q for the period ended May 4, 1996 is incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      10.3                    Amended and Restated Term Sheet Agreement for
                              Hosiery, dated as of December 29, 1995,
                              between The Avenue, Inc. and American
                              Licensing Group, Inc.

      The following exhibits to the Corporation's Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

      Number in Filing        Description
      ----------------        -----------
      3.1                     Amended and Restated Certificate of
                              Incorporation of Registrant
      4.1                     Specimen Certificate for Common Stock of
                              Registrant
      10.2.1                  Software License Agreement, dated as of April
                              30, 1989, between The Limited Stores, Inc.
                              and Sizes Unlimited, Inc. (now known as
                              United Retail Incorporated)
      10.2.2                  Amendment to Software License Agreement,
                              dated December 10, 1991
      10.7                    Amended and Restated Gloria Vanderbilt
                              Hosiery Sublicense Agreement, dated as of
                              April 30, 1989, between American Licensing
                              Group, Inc. (Licensee) and Sizes Unlimited,
                              Inc. (Sublicensee)
      10.12                   Amended and Restated Master Affiliate
                              Sublease Agreement, dated as of July 17,
                              1989, among Lane Bryant, Inc., Lerner Stores,
                              Inc. (Landlord) and Sizes Unlimited, Inc.
                              (Tenant) and Amendment thereto, dated July
                              17, 1989
      10.38                   Management Services Agreement, dated August
                              26, 1989, between American Licensing Group,
                              Inc. and American Licensing Group, L.P.
                              ("ALGLP")
      10.39                   First Refusal Agreement, dated as of August
                              31, 1989, between the Corporation and ALGLP
--------------------

       *A compensatory plan for the benefit of the Corporation's management or a management contract.